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                                                                       EXHIBIT 5

                      Opinion of Kirkpatrick & Lockhart LLP


                                                              April 23, 2002


Artesyn Technologies, Inc.
7900 Glades Road
Suite 500
Boca Raton, Florida 33434

Re:  Sale of Common Stock of Artesyn Technologies, Inc.
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Ladies and Gentlemen:

We have acted as counsel to Artesyn Technologies, Inc., a Florida corporation ("Artesyn"), in connection with the registration statement on Form S-3, as amended (the "Registration Statement") filed by Artesyn with the United States Securities and Exchange Commission (the "Commission").

The Registration Statement relates to the registration by the Company of 6,095,454 shares of common stock of the Company, par value $.01 per share, (the "Shares") to be issued to Finestar International Limited, a British Virgin Islands corporation ("Finestar"), in connection with (i) a Convertible Note dated January 15, 2002 sold to Finestar by Artesyn (the "Note") and (ii) a Warrant dated January 15, 2002 issued to Finestar by Artesyn (the "Warrant").

We hereby confirm to you that we have examined originals or copies certified to our satisfaction of Artesyn's Certificate of Incorporation, as amended, minutes of the meetings of the Board of Directors and such other documents and instruments as we deemed necessary, and we have made such examination of law as we have deemed appropriate as a basis for the opinions hereinafter expressed.

Based on the foregoing, we are of the opinion that:

1. Artesyn has been duly incorporated and is validly existing and in good standing under the laws of the State of Florida.

2. Any of the Shares to be delivered by Artesyn to Finestar upon the conversion of the Note in accordance with its terms and/or the exercise of the Warrant in accordance with its terms (including the payment of the warrant exercise price by the warrant holder), as the case may be, upon delivery of such Shares, will be duly authorized and validly issued and will be fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5 to the Registration Statement and we also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement.

                                                  Very truly yours.


                                                  /s/ Kirkpatrick & Lockhart LLP